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                                                                    Exhibit 10.1

                                  AMENDMENT 11
                                     TO THE
                        SUPPLY AND DISTRIBUTION AGREEMENT
                                     BETWEEN
                             ICU MEDICAL SALES, INC.
                                       AND
                               ABBOTT LABORATORIES

         This Amendment 11 (this "AMENDMENT"), effective this 14th day of January, 2004 (the "Effective Date") is made to the Supply and Distribution Agreement dated April 3, 1995, as amended by Amendment 1 dated September 9, 1997, Amendment 2 dated November 13, 1997, Amendment 3 dated January 9, 1998, Amendment 4 undated, unnumbered Amendment dated November 27, 1998, Amendment 5 dated January 14, 1999, Amendment 6 dated July 16, 1999, Amendment 7 dated January 1, 2000, Amendment 8 dated February 27, 2001, Amendment 9 dated August 7, 2001 and Amendment 10 dated December 31, 2001 between ICU Medical, Inc. ("ICU") and Abbott Laboratories ("Abbott") for the purchase and sales of certain Products (the "Agreement").

The parties agree to amend the Agreement as follows:

         1. INCORPORATION OF THE AGREEMENT. All capitalized terms which are not defined herein shall have the same meanings as set forth in the Agreement, and the Agreement, to the extent not inconsistent with this Amendment, is incorporated herein by this reference as though the same was set forth in its entirety. To the extent any terms and provisions of the Agreement are inconsistent with the amendments set forth below, such terms and provisions shall be deemed superseded hereby. Except as specifically set forth herein, the Agreement shall remain in full force and effect and its provisions shall be binding on the parties hereto.

         2. ACKNOWLEDGEMENT OF ASSIGNMENT. The Agreement was, effective July 1, 2002, assigned to ICU Medical Sales, Inc. All references to ICU shall be deemed to be references to ICU Medical Sales, Inc.; provided, however, that nothing this Amendment shall be deemed to release ICU from any obligation or liability to Abbott under the Agreement.

         3. TERM. The text of Section 14 of the Agreement shall be deleted in its entirety and shall be replaced by the following:

                  "This Agreement shall be effective on the Effective Date and, unless terminated in accordance with Section 15, shall expire on December 31, 2014."

         4. ADDITION OF PRODUCTS. Section 1 of the Agreement shall amended by inserting the following:

                  1.6.6 The 1o2 Valve product and all modifications or extensions thereof.

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                  1.6.7 The Lopez Valve product and all modifications or
                  extensions thereof.

                  1.6.8 ICU agrees to timely notify Abbott of improvements to any Products and to notify Abbott of any new needle safe I.V. administration set connector, and give Abbott the ability to purchase such products upon initial introduction by ICU into the market if the parties agree on contractual terms.

         5. PURCHASE AND SALE; EXCLUSIVITY. Sections 3.3 through 3.13 of the Agreement shall be deleted in their entirety and shall be replaced with the following:

                  3.3 ICU grants to Abbott the exclusive right to market, sell and distribute all Products in all Abbott Full Line IV Contract Accounts in the United States and Canada. ICU grants to Abbott the non-exclusive right to market, sell and distribute all Products to all customers other than Abbott Full Line IV Contract Accounts in the United States and Canada.

                  3.4  Notwithstanding the exclusive rights granted to Abbott in
                       Section 3.3, ICU shall have the right to sell Products for inclusion in or on medical kits and trays that may be sold into Abbott Full Line IV Contract Accounts in the United States.

                  3.5 ICU additionally grants to Abbott the exclusive right to market, sell and distribute all Products to all customers in all countries set forth on Exhibit 3.5 attached hereto. ICU grants to Abbott the non-exclusive right to market, sell and distribute all Products to all customers in all countries outside the United States and Canada that are not set forth on Exhibit 3.5; it being understood and agreed by the parties that ICU may also market, sell and distribute Products, either directly or indirectly, in all countries outside the United States and Canada that are not set forth on Exhibit 3.5.

                  3.6 ICU shall use its best efforts to obtain and enforce agreements with other entities to whom it sells Products to honor the exclusive rights granted to Abbott hereunder. Such best efforts shall not require that ICU terminate its agreements with entities that refuse to honor such exclusive rights.

                  3.7 As a condition to maintaining the exclusive rights granted to Abbott under Sections 3.3 and 3.5, Abbott will continue to promote Products supplied by ICU and shall not substitute connectors from third party sources. Abbott shall use reasonable commercial efforts to achieve sales growth in connectors supplied by ICU. In any country that ICU deems that Abbott has not complied with its obligations under this Section 3.7, ICU shall notify Abbott and the parties shall meet to discuss such deemed failure. ICU's sole remedy with respect to any failure by Abbott under this Section 3.7 shall be that, upon request of ICU, the distribution arrangement shall be converted to non-exclusive, on a country-by-country basis in any country in which any failure has occurred.

                  3.8 With respect to any appointment of Abbott as a distributor under this Agreement (whether the appointment is exclusive or non-exclusive), Abbott shall have the express right to appoint one or more sub-distributors."

         6.   PRICING.

                  a. A new Section 6.5(b) shall be added to the Agreement as follows.

                        "The prices for the 1o2 Valve and the Lopez Valve shall be as set forth in Exhibit 6.5(b). Revenue sharing, as described in Sections 6.2, 6.3, 6.4 and the first sentence of paragraph 6.6 shall not be applicable to the 1o2 Valve and the Lopez Valve Products."

                  b. A new Exhibit 6.5(b) shall be added to the Agreement which shall read as set forth on Exhibit 6.5(B) attached hereto.

         7. ASSIGNMENT. Section 24 of the Agreement shall be amended by adding the following language to the end of the existing text:



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                  "Abbott intends to transfer its core hospital products
                  business to a newly formed entity ("Newco") as described in a press release issued by Abbott on August 22, 2003. Notwithstanding anything to the contrary contained herein, Abbott shall have the right to assign all of its rights and obligations hereunder to Newco or a majority-owned subsidiary of Newco. If Abbott effects an assignment pursuant to the previous sentence, Abbott shall relinquish all of its rights and shall have no further rights or obligations hereunder. Thereafter, there shall be a contractual obligation solely between Newco (or a majority-owned subsidiary of Newco, as applicable) and ICU for performance of the obligations hereunder that were previously the obligations of Abbott."

         8. EFFECTUATION. The amendments to the Agreement contemplated by this Amendment shall be deemed effective as of the date first written above upon the full execution of this Amendment and without any further action required by the parties hereto. There are no conditions precedent or subsequent to the effectiveness of this Amendment.

         9. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. One or more counterparts of this Amendment may be delivered by facsimile, with the intention that delivery by such means shall have the same effect as delivery of an original counterpart thereof.



                            [SIGNATURE PAGE FOLLOWS]

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                        [SIGNATURE PAGE TO AMENDMENT 11]


         IN WITNESS WHEREOF, the parties, intending to be bound by the terms and conditions hereof, have caused this Amendment to be signed by their duly authorized representatives.

ABBOTT LABORATORIES                         ICU MEDICAL SALES, INC.

By: /s/ Christopher B. Begley               By: /s/ George A. Lopez, M.D.
    -----------------------------               --------------------------------
    Christopher B. Begley                       George A. Lopez, M.D.
    President,                                  Chief Executive Officer
    Hospital Products Division